SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 17, 2005

Lake Area Corn Processors, LLC

(Exact name of registrant as specified in its charter)

South Dakota	333-66552	46-0460790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34 P.O. Box 100 Wentworth, South Dakota		57075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 483-2676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal Year.

(a)               Amendment to Operating Agreement.

(1)          On February 17, 2005, the registrant’s Board of Managers amended Section 3.9(a) of the registrant’s Operating Agreement.  The amendments were effective immediately.  The amendments are filed as Exhibit 3(ii)(a).

(2)          The amendments were made to clarify and simplify for members the voting process at an annual or special meeting. The first amendment was made to clarify the actual number of votes required to be cast by members for matters to be passed at an annual or special meeting.  The second amendment was made to change the process by which members elect individuals to the registrant’s Board of Managers. Instead of determining the election of an individual to the registrant’s Board of Managers based on the affirmative vote of the majority of the members voting on the matter at hand, the second amendment makes the election of an individual to the Board of Managers based on a plurality of the members voting on the matter at hand.

Item 9.01.                                          Financial Statements and Exhibits.

(c) The following exhibits are filed pursuant to Item 601(b) of Regulation S-K.

Exhibit #	Description
3(ii)(a)	Amendments to Section 3.9 of the registrant’s Operating Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Dated: February 22, 2005	By:	/s/ Douglas Van Duyn
Douglas Van Duyn, Chief Executive Officer